Exhibit 16.1

                         [Deloitte & Touche Letterhead]


August 23, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549
USA

and to

British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Securities Commission
The Manitoba Securities Commission
Ontario Securities Commission
Commission des valeurs mobiliere du Quebec
Office of the Administrator, New Brunswick
Nova Scotia Securities Commission
Registrar of Securities, Prince Edward Island
Securities Division, Department of Justice, Newfoundland
Yukon Justice, Corporate Affairs
Government of Northwest Territories, Securities Registry
Nunavut Legal Registries, Government of Nunavut

Dear Sirs/Madams:

We have read Certicom Corp.'s statements included under Item 4 of its Form 8-K dated August 23, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with Certicom Corp.'s statements that the change was approved by the audit committee of the board of directors or that KPMG LLP was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Certicom Corp.'s financial statements.

Yours truly,

DELOITTE & TOUCHE LLP